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SIMULATIONS PLUS
Integrating Science and Software

For Further Information:
SIMULATIONS PLUS, INC.
42505 10th Street West
Lancaster, CA 93534-7059

CONTACT:
Investor Relations
Ms. Renee Bouche
Simulations Plus, Inc.
661.723.7723
info@simulations-plus.com

For Immediate Release:
July 25, 2006

            SIMULATIONS PLUS UPDATES JULY 20 STOCK SPLIT ANNOUNCEMENT

LANCASTER, CA JULY 25, 2006 - Simulations Plus, Inc. (AMEX: SLP), a leading provider of simulation and modeling software for pharmaceutical discovery and development, has updated its July 20, 2006 announcement of a two-for-one stock split to include that the payment date will be Friday, August 11, 2006.

ABOUT SIMULATIONS PLUS, INC.

Simulations Plus, Inc. is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. We have two other businesses that are based on our proprietary technologies: a wholly owned subsidiary, Words+, Inc., which provides assistive technologies to persons with disabilities; and an educational software series for science students in middle and high schools known as FutureLab(TM). For more information, visit our Web site at www.simulations-plus.com.


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